As filed with the Securities and Exchange Commission on November 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAFT HEINZ FOODS COMPANY

THE KRAFT HEINZ COMPANY

(Exact name of each registrant as specified in its charter)

Pennsylvania	25-0542520
Delaware	46-2078182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rashida La Lande

Senior Vice President, Global General Counsel and Head of ESG and Government Affairs;

Corporate Secretary

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Barbara L. Becker

Andrew L. Fabens

Lori Zyskowski

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Kraft Heinz Foods Company
Guarantees of The Kraft Heinz Company Debt Securities(2)
Debt Securities
Warrants
Purchase Contracts
Units(3)
The Kraft Heinz Company
Guarantees of Kraft Heinz Foods Company Debt Securities(2)
Debt Securities
Common Stock(4)
Preferred Stock(4)
Depositary Shares
Warrants
Purchase Contracts
Units(3)

(1)

An indeterminate principal amount or number of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, guarantees and units are being registered as may, from time to time, be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee for these securities.

(2)

The Kraft Heinz Company will guarantee the debt securities of Kraft Heinz Foods Company registered hereunder. Kraft Heinz Foods Company will guarantee the debt securities of The Kraft Heinz Company registered hereunder. No separate consideration will be received for such guarantees.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)

Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

Prospectus

The Kraft Heinz Company

Kraft Heinz Foods Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Guarantees

Units

The Kraft Heinz Company (“Kraft Heinz” or the “Company”), Kraft Heinz Foods Company (“KHFC” or, together with Kraft Heinz, the “Issuers,” “we,” “our,” and “us”) or selling securityholders may, from time to time, offer and sell, in one or more offerings, debt securities, warrants, purchase contracts, guarantees, units, or any combination of these securities. In addition, Kraft Heinz or selling securityholders may, from time to time, offer and sell, in one or more offerings, common stock, preferred stock, depositary shares, or any combination of these securities. Each time we, or a selling securityholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus (as applicable) that contains specific information about the offering and the specific terms of the securities offered. This prospectus may be used to offer securities for the account of persons other than us. We or any selling securityholders may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds from the sale of any our securities by any selling securityholders, but we have agreed to pay certain registration expenses, other than underwriting discounts or commissions attributable to the sale of our securities by any selling securityholders or fees and expenses of counsel or any other advisor representing such underwriters or other distributors. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222. Our telephone number is (412) 456-5700. Kraft Heinz’s common stock is listed on The Nasdaq Stock Market LLC and trades under the ticker symbol “KHC.”

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we or certain securityholders may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices, and terms of the securities being offered. The prospectus supplement may also add, update, or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they give the specific terms of the securities being offered and the terms of such offering. You should also read the documents we have referred you to under the heading “Where You Can Find More Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with any additional or different information with respect to us or the securities offered hereby. This document may be used only where it is legal to offer and sell these securities. You should only assume that the information in this prospectus or in any applicable prospectus supplement is accurate as of the date of those documents. Our business, financial condition, results of operations, and prospects may have changed in material respects since such dates. Neither we, nor any applicable securityholder, are making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

KRAFT HEINZ

We are driving transformation at The Kraft Heinz Company, inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2019 net sales of approximately $25 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways.

Kraft Heinz is a Delaware corporation. KHFC is a Pennsylvania limited liability company. Our corporate co-headquarters are located in Pittsburgh, Pennsylvania and Chicago, Illinois. Our principal executive offices are located at The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222.

Our telephone number is (412) 456-5700. Our website address is www.kraftheinzcompany.com. Except for the documents expressly incorporated by reference in this prospectus as described under the heading “Incorporation by Reference,” the information on our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into by reference in this prospectus or any other filings we make with the SEC, and you should not consider them to be a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Kraft Heinz files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other information with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports and information are available free of charge on our website at www.kraftheinzcompany.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Kraft Heinz, that are electronically filed with the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus. This means that we can disclose important information to you by referring you to those documents that contain the information. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Issuers and our financial condition, business, and results of operations.

The documents and reports listed below are incorporated by reference into this prospectus and shall be deemed to be a part of this prospectus and the registration statement of which this prospectus forms a part. In addition, all documents and reports that we file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K:

•

Kraft Heinz’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 as filed on February 14, 2020 (including the portions of Kraft Heinz’s Definitive Proxy Statement on Schedule 14A, as filed on March 27, 2020, incorporated by reference therein), which should be read in conjunction with our Current Report on Form 8-K  filed with the SEC on November 13, 2020;

•

Kraft Heinz’s Quarterly Reports on Form 10-Q for the quarterly period ended March 28, 2020, as filed on May 1, 2020, for the quarterly period ended June 27, 2020, as filed on July 31, 2020 and for the quarterly period ended September  26, 2020, as filed on October 30, 2020;

•

Kraft Heinz’s Current Reports on Form 8-K as filed on January 6, 2020, January  8, 2020, January  24, 2020, March  5, 2020, March  24, 2020, April  6, 2020 (only in respect to Item 8.01), May  5, 2020 (only in respect to Item 8.01), May  11, 2020, May  18, 2020, October  13, 2020, October  23, 2020, and November 13, 2020;

•

The description of Kraft Heinz’s common stock contained in our registration statement on Form 8-A as filed on July  1, 2015, as updated by Exhibit 4.32 to our Annual Report on Form 10-K for the year ended December 29, 2018 (File No. 1-37482), as filed on June 7, 2019, and as subsequently amended or updated; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the date of the termination of the offering of securities made under this prospectus.

The SEC file number for any Exchange Act reports incorporated by reference into this prospectus (or the registration statement of which this prospectus forms a part) is 1-37482 for Kraft Heinz. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the registration statement of which this prospectus forms a part. We will provide you with a copy of any of these filings at no cost, if you submit a request to us by contacting us at the following address or telephone number:

The Kraft Heinz Company

Attention: Office of the Corporate Secretary

One PPG Place

Pittsburgh, Pennsylvania 15222

Telephone: (412) 456-5700

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have incorporated by reference herein contain a number of forward-looking statements. Words such as “anticipate,” “reflect,” “invest,” “see,” “make,” “expect,” “give,” “deliver,” “drive,” “believe,” “improve,” “assess,” “reassess,” “remain,” “evaluate,” “grow,” “will,” “plan,” “intend,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, and dividends. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important factors that may affect our business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the novel coronavirus (“COVID-19”); operating in a highly competitive industry; our ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in our relationships with significant customers, suppliers, and other business relationships; our ability to maintain, extend, and expand our reputation and brand image; our ability to leverage our brand value to compete against private label products; our ability to drive revenue growth in our key product categories, increase our market share, or add products that are in faster-growing and more profitable categories; product recalls or product liability claims; unanticipated business disruptions; our ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve our competitiveness; our ability to successfully execute our strategic initiatives; the impacts of our international operations; economic and political conditions in the United States and in various other nations where we do business; changes in our management team or other key personnel and our ability to hire or retain key personnel or a highly-skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; impacts of natural events in the locations in which we or our customers, suppliers, distributors, or regulators operate; our ownership structure; our indebtedness and ability to pay such indebtedness, as well as our ability to comply with covenants under our debt instruments; our liquidity, capital resources, and capital expenditures, as well as our ability to raise capital; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; increased pension, labor and people-related expenses; compliance with laws, regulations, and related interpretations and related legal claims or other regulatory enforcement actions, including additional risks and uncertainties related to any potential actions resulting from the SEC’s ongoing investigation, as well as potential additional subpoenas, litigation, and regulatory proceedings; potential future material weaknesses in our internal control over financial reporting or other deficiencies or our failure to maintain an effective system of internal controls; our failure to prepare and timely file our periodic reports; our ability to protect intellectual property rights; tax law changes or interpretations; the impact of future sales of our common stock in the public markets; our ability to continue to pay a regular dividend and the amounts of any such dividends; volatility of capital markets and other macroeconomic factors; a downgrade in our credit rating; and other factors. For additional information on these and other factors that could affect our forward-looking statements, please see the risks and uncertainties described or referred to under the heading “Risk Factors” of this prospectus; Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 28, 2019; and Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2020, in each case incorporated by reference herein.

Although we believe that we have been prudent in our plans and the underlying assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they were made. Except to the extent of our obligations under the federal securities laws, we undertake no obligation to update any of the forward-looking information included in this prospectus or any document we incorporate by reference in this prospectus, whether as a result of new information, future events, changes in expectations, or otherwise.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as Kraft Heinz’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, please see the section entitled “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition, or prospects.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions, and the repurchase, redemption or retirement of securities, including our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use. Unless otherwise specified in the applicable prospectus supplement, we do not expect to receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF KHFC DEBT SECURITIES

We have summarized below certain general terms and provisions of KHFC’s debt securities that we may offer under this prospectus. The particular terms of a series of such debt securities offered by a prospectus supplement will be described in that prospectus supplement. The debt securities may be issued under, and entitled to the benefits of, an indenture, dated as of July 1, 2015, between KHFC, as issuer, Kraft Heinz, as guarantor, and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as trustee (the “Indenture”).

This prospectus briefly describes the material provisions of the Indenture. The following summary does not purport to be a complete description of the Indenture, which has been incorporated by reference in this prospectus, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939, as amended (the “TIA”). For your reference, in the summary that follows, we have included references to section numbers of the Indenture so that you can more easily locate these provisions.

The material financial, legal, and other terms particular to each series of KHFC debt securities will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of such series will be attached to the front of this prospectus. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of the series of KHFC debt securities, which will be described in more detail in the applicable prospectus supplement.

We are not required to issue future issues of debt securities under the Indenture described in this prospectus. We are free to use other Indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other debt securities.

Capitalized terms used below are defined under “Defined Terms.” In this description of KHFC debt securities, the term “debt securities” refers to the senior unsecured debt securities issued by KHFC and the terms “we,” “our,” and “us” refer collectively to KHFC, as the issuer (or “Issuer”) of such debt securities, and Kraft Heinz, as the guarantor (or “Guarantor”) of such debt securities, and unless otherwise indicated, not to any of Kraft Heinz’s other subsidiaries.

General

The debt securities will rank equally with all of our other senior unsecured debt. The payment of the principal, premium, and interest on such debt securities will be fully and unconditionally guaranteed on a senior unsecured basis by Kraft Heinz. None of Kraft Heinz’s subsidiaries will guarantee the debt securities. The Indenture does not limit the amount of debt we may issue and provides that additional debt securities may be issued up to the aggregate principal amount authorized by or pursuant to a board resolution. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount, or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price, and other terms of those debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or their manner of determination;

•	if the securities will bear interest:

•	the interest rate or rates;

•	the date or dates from which any interest will accrue;

•	the interest payment dates for the debt securities; and

•	the regular record date for any interest payable on any interest payment date; or

•	the method of determining any of the above;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•

currency or currency unit in which the debt securities will be denominated and payable, if other than U.S. dollars, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the debt securities are payable;

•

whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

•

whether the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary and the global exchange agent for the global securities, whether permanent or temporary;

•

whether the debt securities will be issued as registered securities, bearer securities, or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale, and delivery of the debt securities in either form;

•	if the debt securities are issuable in definitive form upon the satisfaction of certain conditions, the form and terms of such conditions;

•	if denominations other than $1,000 or any integral multiple of $1,000 shall be issued, the denominations in which the debt securities will be issued;

•

the period or periods within which, the price or prices at which, and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

•

the terms on which we would be required to redeem, repay, or purchase debt securities required by any sinking fund, mandatory redemption, or similar provision; and the period or periods within which, the price or prices at which, and the terms and conditions on which the debt securities will be so redeemed, repaid, and purchased in whole or in part;

•

the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount; these debt securities could include original issue discount (“OID”), debt securities, or indexed debt securities, which are each described below;

•

any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments, or other governmental charges and whether we have the option to redeem the debt securities that are affected by the additional amounts instead of paying the additional amounts;

•	any addition to or modification or deletion of any provisions for the satisfaction and discharge of our obligations under the Indenture and specific series of debt securities;

•	whether and to what extent the debt securities are subject to defeasance on terms different from those described below under the heading “Defeasance”;

•	any trustees, paying agents, transfer agents, registrars, depositaries, or similar agents with respect to the debt securities;

•	if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

•	whether the debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the debt securities will be convertible or exchangeable;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the Indenture; or

•	any other specific terms of the debt securities.

(Section 301)

We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the securities and the rate at which and the date from which discount will accrete.

We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices, or by other similar methods or formulas, all as specified in the prospectus supplement.

Consolidation, Merger, or Sale

We have agreed not to consolidate with or merge into any other corporation or convey, transfer, or lease all or substantially all of our properties and assets to any person, unless:

•

we are the continuing corporation or any resulting, surviving, or transferee person (the “successor purchaser”) is an entity organized under the laws of the United States, any state of the United States, or the District of Columbia;

•

the successor purchaser (if not us) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and interest on, all outstanding debt securities and the performance of every covenant in the Indenture we would otherwise have to perform as if it were an original party to the Indenture;

•	immediately after the effective date of the transaction, no Event of Default (as defined below) has occurred and is continuing under the Indenture; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, or transfer and the supplemental indenture, if applicable, comply with these provisions and that all conditions precedent provided for in the Indenture relating to such transaction shall have been complied with.

In the event that we consolidate with or merge into another entity or convey, transfer, or lease all or substantially all of our assets to any person, the successor purchaser will assume all of our obligations, as applicable, under the Indenture as if it were an original party to the Indenture, and we will be discharged from all of our obligations under the Indenture. After assuming such obligations, the successor purchaser will have all of our rights and powers under the Indenture.

(Sections 801 and 802)

Waivers Under the Indenture

Under the Indenture, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series:

•	waive our compliance with certain covenants of the Indenture; and

•	waive any past default under the Indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; and

•	a default under any covenant or provision of the Indenture that itself cannot be modified without the consent of the holders of each outstanding affected debt security of the series.

(Sections 513 and 1009)

Events of Default

When we use the term “Event of Default” in the Indenture with respect to a particular series of debt securities, we mean any of the following:

•	we fail to pay interest on any debt security of that series for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

•	we fail to make any sinking fund payment when due with respect to debt securities of that series;

•

we fail to perform any other covenant or warranty in the Indenture and this failure continues for 90 days after we receive written notice of it from the trustee or holders of 25% in principal amount of the outstanding debt securities of that series;

•	we or a court take certain actions relating to bankruptcy, insolvency, or reorganization of our company; or

•

any other event of default that may be specified for the debt securities of the series or in the board resolution, officer’s certificate, or supplemental indenture with respect to the debt securities of that series.

(Section 501)

The supplemental indenture, applicable officer’s certificate, or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series.

A default with respect to a single series of debt securities under the Indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the Indenture. A default under our other indebtedness will not be a default under the Indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or interest or to make any sinking fund payment, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)

If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency, or reorganization), either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may require us upon notice in writing to us, to immediately repay the entire principal (or, in the case of (a) OID debt securities, a lesser amount as provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.

If an Event of Default occurs that involves our bankruptcy, insolvency, or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, then the portion of the principal amount that is specified in those OID debt securities or (b) indexed debt securities, then the portion of the principal amount that is determined by the terms of those indexed debt securities) and accrued interest on all debt securities of each series will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, besides the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order, or direction of any holders, unless the holders offer the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Sections 507 and 512)

The Indenture requires us to file each year with the trustee, an officer’s certificate that states that:

•	the signing officer has supervised a review of the activities and performance under the Indenture; and

•	to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the Indenture.

(Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the Indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency. (Section 516)

Payment

We will pay the principal of, and any premium and interest on, fully registered securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the Indenture. We will pay the principal of, and any premium on, registered debt securities only against surrender of those debt securities. Any other payments, including payment on any securities issued in bearer form, will be made as set forth in the applicable prospectus supplement. (Section 307)

Restrictive Covenants

The Indenture includes the following restrictive covenants:

Limitations on Liens

The Indenture limits the amount of Liens that Kraft Heinz or any Restricted Subsidiaries may incur or otherwise create in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of Kraft Heinz’s Subsidiaries owning any Principal Facility has issued to Kraft Heinz or any of its Subsidiaries. If Kraft Heinz or any Restricted Subsidiaries incur such Liens, then Kraft Heinz will secure the debt securities to the same extent and in the same proportion as the debt that is secured by such Liens. This covenant does not apply, however, to any Liens:

•	incurred in connection with the issuance by a governmental entity, state, or political subdivision thereof of any securities the interest on which is exempt from federal income taxes;

•	existing on the date of the Indenture;

•

on property existing at the time we or a Restricted Subsidiary acquire such property or existing on property of any Person that becomes a Subsidiary at the time such Person becomes a Subsidiary, including through a merger, share exchange, or consolidation or securing the payment of all or part of the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

•

securing indebtedness incurred to finance the development, construction, repair, alteration, or improvement of property incurred prior to, or within 180 days after the later of, completion of development, construction, repair, alteration, or improvement of such property, and the commencement of full operation of such property; provided, however, that such Liens shall not apply to any other property of the Guarantor or any Restricted Subsidiary;

•

in favor of a U.S. federal, state, or municipal governmental entity entered into for the purposes of reducing certain tax liabilities of the Issuer or its Subsidiaries, provided that the Issuer or such Subsidiary may upon not more than 120 days’ notice obtain title from such governmental entity to such property free and clear of any Liens (other than Liens permitted by this paragraph) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction;

•	in favor of Kraft Heinz or any of its Restricted Subsidiaries;

•

required in connection with governmental programs which provide financial or tax benefits, so long as substantially all of the obligations secured thereby are in lieu of or reduce an obligation that would have been secured by a Lien permitted under this Indenture; or

•

for the sole purpose of refunding, refinancing, exchanging, repaying, extending, renewing, or replacing (including pursuant to any defeasance or discharge mechanism) all or part of the indebtedness secured by any Lien referred to in the previous bullet points (other than the sixth bullet point) or in this bullet point if the extension, removal, and replacement is limited to all or a part of the property secured by the original Lien.

Notwithstanding the foregoing, we and/or any Restricted Subsidiaries may incur Liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the Indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the Liens and the value of Sale and Leaseback Transactions does not at the time exceed the greater of:

•	10% of Consolidated Capitalization: or

•	10% of Consolidated Net Tangible Assets.

(Section 1007)

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by Kraft Heinz or any Restricted Subsidiary of any Principal Facility is prohibited, unless:

•

within 180 days of the effective date of the arrangement, an amount equal to the value of the property subject to the Sale and Leaseback Transaction (as determined by the Issuer in good faith) is applied to the retirement of long-term unsubordinated indebtedness for borrowed money with more than one-year stated maturity;

•

the sum of (1) the aggregate amount of all Attributable Debt then outstanding with respect to such Sale and Leaseback Transaction and (2) all Attributable Debt then outstanding under this bullet and all indebtedness secured by Liens pursuant to the second paragraph under “—Limitations on Liens” above would not, at the time such transaction is entered into, exceed the greater of 10% of Consolidated Net Tangible Assets and 10% of Consolidated Capitalization;

•	the Sale and Leaseback Transaction exists on the date of the Indenture or at the time any Person that owns a Principal Facility becomes a Restricted Subsidiary;

•	the Sale and Leaseback Transaction is entered into solely between the Guarantor and any Subsidiary or between its Subsidiaries;

•	the Sale and Leaseback Transaction is with a governmental authority that provides financial or tax benefits; or

•	the Sale and Leaseback Transaction is entered into within 180 days after the initial acquisition of the Principal Facility subject to the Sale and Leaseback Transaction.

There are no other restrictive covenants in the Indenture. The Indenture will not require us to maintain any financial ratios or minimum levels of net worth or liquidity and does not restrict the payment of dividends or other distributions on our capital stock or the redemption or purchase of our capital stock.

(Section 1008)

Defined Terms

“Attributable Debt” means, with regard to a Sale and Leaseback Transaction with respect to a Principal Facility, an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by Kraft Heinz’s board of directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes, and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities then outstanding), compounded semi-annually.

“Consolidated Capitalization” means the total assets appearing on the Guarantor’s most recent available consolidated balance sheet, less:

•

current liabilities reflected on such consolidated balance sheet, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet; and

•	deferred income tax liabilities reflected in such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the Guarantor’s most recent available consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in Subsidiaries.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, firm, corporation, partnership, association, joint venture, tribunal, trust, government or political subdivision or agency or instrumentality thereof, or any other entity or organization.

“Principal Facility” means all real property owned and operated by the Guarantor or any Subsidiary located within the United States and constituting part of any manufacturing plant or distribution facility, including all attached plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes but excluding trade fixtures (unless their removal would cause substantial damage to the manufacturing plant or distribution facility), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials; provided, however, that no manufacturing plant or distribution facility will be a Principal Facility unless its net book value exceeds 2% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (b) that owns a Principal Facility.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except (i) a lease for a temporary period of less than three years, including renewals, with the intent that the use by the Guarantor or any Restricted Subsidiary will be discontinued on or before the expiration of such period or (ii) a lease between the Guarantor and one or more of its Subsidiaries or between one or more Subsidiaries of the Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Guarantor.

(Section 101)

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of such securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not:

•	be entitled to have debt securities represented by global securities registered in their names;

•	receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	be considered owners or holders of these debt securities under the Indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising, or reviewing any records relating to beneficial ownership interests and we and the trustee each may act or refrain from acting without liability on any information provided by the depositary.

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•	we deliver to the trustee for debt securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

Registration of Transfer

You may transfer or exchange certificated debt securities at any office that we maintain for this purpose in accordance with the terms of the Indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the debt securities of the series selected for redemption and ending at the close of business on the day of the transmission;

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•

exchange any bearer debt securities selected for redemption except if a bearer debt security is exchanged for a registered debt security of the same tenor that is simultaneously surrendered for redemption.

(Section 305)

Exchange

At your option, you may exchange your registered debt securities of any series, except a global security, for an equal principal amount of other registered debt securities of the same series having authorized denominations upon surrender to our designated agent.

We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive registered form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive registered form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.

Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance

Unless otherwise specified in the prospectus supplement, we can terminate all of our obligations under the Indenture with respect to an applicable series of debt securities, other than the obligation to pay the principal of, and any premium and interest on, the debt securities and certain other obligations, at any time by:

•	depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal of, and any premium and interest on, the debt securities to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

In addition, unless otherwise specified in the prospectus supplement, we can terminate all of our obligations, with minor exceptions, under the Indenture with respect to the debt securities, including the obligation to pay the principal of, and any premium and interest on, the debt securities, at any time by:

•

depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal of, and the interest and any premium on, the debt securities to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the date of the Indenture, to the effect that holders of debt securities will not recognize income, gain, or loss for United States federal income tax purposes as a result of our defeasance.

(Sections 402-404)

Payments of Unclaimed Moneys

Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our written request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, we and the trustee may supplement the Indenture, among other things, to:

•	pledge property to the trustee as security for the debt securities;

•	reflect that another entity has succeeded us and assumed the covenants and obligations of us under the debt securities and the Indenture;

•

cure any ambiguity or inconsistency in the Indenture or in the debt securities or make any other provisions with respect to matters or questions arising under the Indenture, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•	issue and establish the form and terms of any additional series of debt securities as provided in the Indenture;

•

add to our covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•	add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•	change the trustee or provide for an additional trustee;

•	provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect;

•	add guarantees with respect to the securities of such series or confirm and evidence the release, termination, or discharge of any such guarantee when such release is permitted by the Indenture; or

•	modify the Indenture as may be necessary or desirable in accordance with amendments to the TIA.

(Section 901)

Supplemental Indentures Requiring Consent of Holders

With the consent of the holders of a majority in principal amount of each series of the debt securities that would be affected by a modification of the Indenture, the Indenture permits us and the trustee to supplement the Indenture or modify in any way the terms of the Indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we and the trustee may not:

•	modify the maturity date of, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•	reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•	change any of our obligations to pay additional amounts under the Indenture;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment, or purchase of any debt security by us, or the time when the redemption, repayment, or purchase may be made;

•	make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•

reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•	impair any right of repayment or purchase at the option of any holder of debt securities;

•

reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption or adversely affect any applicable right to convert or exchange any debt securities into other securities;

•	make any change in the ranking or priority of any debt security that would adversely affect the holders of the debt security; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to supplement the Indenture or to waive any of its provisions.

(Section 902)

A supplemental indenture that modifies or eliminates a provision intended to benefit the holders of one series of debt securities will not affect the rights under the Indenture of holders of other series of debt securities.

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. Generally, we must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the principal amount being redeemed;

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP number of the debt securities being redeemed;

•	if less than all outstanding debt securities of a particular series are to be redeemed, the identification of the particular debt securities to be redeemed, including the CUSIP number;

•	whether the redemption is pursuant to a sinking fund;

•	that on the redemption date, interest or, in the case of OID debt securities, OID will cease to accrue; and

•

if bearer debt securities are being redeemed, that those bearer debt securities must be accompanied by all coupons maturing after the redemption date or the amount of the missing coupons will be deducted from the redemption price, or indemnity must be furnished, and whether those bearer debt securities may be exchanged for registered debt securities not being redeemed.

(Section 1104)

Prior to 10:00 a.m. New York City time on any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair. (Section 1103)

After the redemption date, holders of debt securities that were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee under the Indenture. Deutsche Bank Trust Company Americas has performed and will perform other services for us and certain of our subsidiaries in the normal course of its business.

Governing Law

The laws of the State of New York govern the Indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF KRAFT HEINZ CAPITAL STOCK

Kraft Heinz is authorized to issue five billion (5,000,000,000) shares of common stock, par value $0.01 per share, and nine hundred twenty thousand (920,000) shares of preferred stock, par value $0.01 per share. As of November 4, 2020, there were 1,222,625,469 shares of common stock outstanding and no shares of preferred stock outstanding.

Under Kraft Heinz’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Kraft Heinz may issue preferred stock in one or more series, with preferences, limitations, and rights as authorized by Kraft Heinz’s board of directors (the “Board”), to the extent permitted by Delaware law. Kraft Heinz will distribute a prospectus supplement with regard to any series of preferred stock offered under this prospectus. Any applicable prospectus supplement will describe, as to the preferred stock to which it relates, the title of the series, voting rights of the holders, dividends, if any, payable with regard to the series, redemption terms, liquidation preference, conversion rights, and any other material terms of the series. The powers (including voting, if any), preferences, and relative, participating, optional, and other special rights of each series of preferred stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other classes and series of preferred stock at any time outstanding. The issuance of preferred stock may adversely affect the rights of Kraft Heinz’s common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Kraft Heinz’s common stock. Kraft Heinz’s common stock is listed on The Nasdaq Stock Market LLC and trades under the ticker symbol “KHC.” All outstanding shares of common stock are validly issued, fully paid, and nonassessable. The description of the terms of Kraft Heinz’s preferred stock and common stock is not complete and is qualified in its entirety by reference to the Certificate of Incorporation and Amended and Restated By-Laws (the “By-Laws”). To find out where copies of these documents can be obtained, please see the section of this prospectus entitled “Where You Can Find More Information.”

Dividend and Liquidation Rights

Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of Kraft Heinz’s common stock are entitled to receive dividends when and as declared by the Board from assets or funds legally available therefore. The timing, declaration, amount, and payment of future dividends will depend on our financial condition, earnings, capital requirements, and debt service obligations, as well as legal requirements, regulatory constraints, industry practice, and other factors that the Board deems relevant. The Board will make all decisions regarding the payment of dividends from time to time in accordance with applicable law. Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon Kraft Heinz’s dissolution, the holders of Kraft Heinz’s common stock will be entitled to share ratably in our assets legally available for distribution to Kraft Heinz’s stockholders.

Voting and Other Rights

Each share of Kraft Heinz’s common stock outstanding is entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding class or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Certificate of Incorporation or the Delaware General Corporation Law.

The By-Laws provide that, except as required by law, the Certificate of Incorporation or the rules of any stock exchange upon which Kraft Heinz’s capital stock is listed, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a majority of the votes cast or a plurality.

The holders of Kraft Heinz’s common stock have no preemptive rights and no rights to convert their common stock into any other securities. Kraft Heinz’s common stock is not subject to any redemption or sinking fund provisions.

Anti-takeover Effects of Certain Provisions of the Kraft Heinz Certificate of Incorporation and the Kraft Heinz By-Laws

General

The Certificate of Incorporation and the By-Laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest, or otherwise. A description of these provisions is set forth below.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Certificate of Incorporation does not grant stockholders the right to vote cumulatively.

Blank Check Preferred Stock

We believe that the availability of the preferred stock under the Certificate of Incorporation provides Kraft Heinz with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow Kraft Heinz to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by Kraft Heinz’s shareholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which Kraft Heinz’s securities may be listed. The Board will have the power, subject to applicable law, to issue classes or series of preferred stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer, or other takeover attempt.

Stockholder Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken at any annual or special meeting of the stockholders of Kraft Heinz may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding capital stock of Kraft Heinz having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted.

Transfer Agent

The transfer agent and registrar for our common stock is EQ Shareowner Services.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or a post-effective amendment to our registration statement, a description of any other debt securities, preferred stock, depositary shares, warrants, purchase contracts, guarantees, or units that we or any selling securityholder may offer pursuant to this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment, or in other filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.

Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on a national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to an exemption from the registration requirements of the Securities Act may be sold pursuant to such exemption rather than pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to The Kraft Heinz Company’s Current Report on Form 8-K dated November 13, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

Unless otherwise stated in an applicable prospectus supplement, Gibson, Dunn & Crutcher LLP will pass upon the validity of the debt securities, depositary shares, warrants, purchase contracts, guarantees, common stock, preferred stock, and units. Certain matters involving the laws of Pennsylvania will be passed upon for us by McGuireWoods LLP, Pittsburgh, Pennsylvania, our Pennsylvania counsel.

The Kraft Heinz Company

Kraft Heinz Foods Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Guarantees

Units

PROSPECTUS

NOVEMBER 13, 2020

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows estimated expenses to be incurred by us in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions.

Item	Amount to be Paid
SEC registration fee	$*
Stock exchange listing fee	**
FINRA filing fee	**
Legal fees and expenses	**
Accountants fees and expenses	**
Printing fees and expenses	**
Trustee fees and expenses	**
Rating agency fees	**
Miscellaneous fees and expenses	**
Total	**

*

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 (the “Securities Act”), we are deferring payment of the Securities and Exchange Commission (the “SEC”) registration fee for the securities offered by this registration statement.

**	Expenses are presently not known and cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Delaware

The Kraft Heinz Company (the “Guarantor”) is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees, and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that indemnification is limited to expenses (including attorney’s fees) and no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee, or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) that he or she actually and reasonably incurred in connection therewith.

The Guarantor’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Guarantor or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Guarantor maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act. The Guarantor may indemnify and hold harmless each present and former director and officer of the Issuer (as defined below) against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition), judgments, fines, and amounts paid in settlement incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of the fact that such person is or was a director or officer, to the fullest extent permitted under applicable law.

Pennsylvania

Kraft Heinz Foods Company (the “Issuer”) is a limited liability company organized under the laws of the Commonwealth of Pennsylvania. Section 8848 of the Pennsylvania Uniform Limited Liability Company Act of 2016 provides that a limited liability company shall indemnify and hold harmless a person with respect to any claim or demand against the person and any debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager, if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of sections 8845 (relating to limitations on distributions), 8847 (relating to rules for member or manager managed limited liability companies), 8849.1 (relating to standards of conduct for members), or 8849.2 (standards of conduct for managers). The statue provides that indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to constitute recklessness, willful misconduct, or a knowing violation of law. Section 8848 also provides that a limited liability company may advance expenses, including attorney fees and costs, incurred by a person in connection with a claim or demand against the person by reason of the person’s former or present capacity as a member or manager, if the person promises to repay the company if the person ultimately is determined not to be entitled to be indemnified.

The Issuer’s operating agreement, dated as of July 1, 2017 (the “Operating Agreement”), provides that, except as may be limited by law, it shall indemnify each present and former officer, director, or manager, or any person serving at the request of the Issuer as a director, manager, officer, employee or other agent of another organization (for purposes of this paragraph, each an “indemnified party”) against all expenses incurred by such indemnified party in connection with any proceeding in which the indemnified party is involved as a result of serving in such capacity, provided, however, that no indemnification shall be provided for an indemnified party regarding any matter as to which it shall be finally determined (a) that the indemnified party did not act in good faith and in the reasonable belief that such indemnified party’s action was in the best interests of the Issuer or (b) with respect to a criminal matter, that the indemnified party had reasonable cause to believe that its conduct was unlawful. Subject to these limitations, the Issuer may provide indemnification with respect to a proceeding in which it is claimed that an indemnified party received an improper personal benefit by reason of his or her position, regardless of whether the claim arises out of the indemnified party’s service in such capacity, except for matters as to which it is finally determined that an improper personal benefit was received by the indemnified party. The Operating Agreement also provides that except as limited by law, expenses incurred by an indemnified party in defending any proceeding may be paid by the Issuer to the indemnified party in advance of final disposition of the proceeding. The Issuer may require that such indemnified party execute a written undertaking to repay the amount of any advance if the indemnified party is determined or adjudicated to be ineligible for indemnification.

Item 16. Exhibits.

Exhibit Index

Exhibit Number	Description

1.1	Form of Underwriting or Purchase Agreement.*

3.1	Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

3.2	Amended and Restated By-Laws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on October 27, 2017).

3.3	Certificate of Retirement of Series A Preferred Stock of The Kraft Heinz Company dated June 7, 2016 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on June 7, 2016).

4.1	Amended and Restated Registration Rights Agreement, dated as of July 2, 2015, by and among the Company, 3G Global Food Holdings LP and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

4.2	Indenture dated as of July 1, 2015, governing debt securities by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.3	Registration Rights Agreement, dated as of September 25, 2019, by and among Kraft Heinz Foods Company, a Pennsylvania limited liability company, The Kraft Heinz Company, a Delaware corporation, as guarantor, and BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on September 25, 2019).

4.4	Registration Rights Agreement, dated as of May 18, 2020, by and among Kraft Heinz Foods Company, a Pennsylvania limited liability company, The Kraft Heinz Company, a Delaware corporation, as guarantor, and J.P. Morgan Securities LLC, as representative of the Initial Purchasers (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 18, 2020).

4.5	Form of Supplemental Indenture/Debt Security.*

4.6	Form of Depositary Agreement (including form of depositary receipt).*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Purchase Contract Agreement.*

4.9	Form of Guarantee.*

4.10	Form of Unit Agreement.*

4.11	Form of Indenture governing Kraft Heinz Foods Company Debt Securities.*

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of McGuireWoods LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for The Kraft Heinz Company.

Exhibit Number	Description

23.2	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.1).

23.3	Consent of McGuireWoods LLP (set forth in Exhibit 5.2).

24.1	Powers of Attorney (included on the applicable signature page to this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference herein.

Item 17. Undertakings.

The following undertakings shall apply to each registrant named herein.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 13, 2020.

KRAFT HEINZ FOODS COMPANY
Registrant

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 13, 2020 in the capacities indicated below on behalf of Kraft Heinz Foods Company.

By:	/s/ Miguel Patricio
Name:	Miguel Patricio
Title:	Manager

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 13, 2020.

THE KRAFT HEINZ COMPANY
Registrant

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Global Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Paulo Basilio and Miguel Patricio, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of The Kraft Heinz Company.

Name	Title	Date

/s/ Miguel Patricio Miguel Patricio	Chief Executive Officer (Principal Executive Officer)	November 13, 2020

/s/ Paulo Basilio Paulo Basilio	Global Chief Financial Officer (Principal Financial Officer)	November 13, 2020

/s/ Vince Garlati Vince Garlati	Vice President, Global Controller (Principal Accounting Officer)	November 13, 2020

/s/ Alexandre Behring Alexandre Behring	Chairman of the Board	November 13, 2020

/s/ John T. Cahill John T. Cahill	Vice Chairman of the Board	November 13, 2020

/s/ Gregory E. Abel Gregory E. Abel	Director	November 13, 2020

/s/ Joao M. Castro-Neves Joao M. Castro-Neves	Director	November 13, 2020

/s/ Timothy Kenesey Timothy Kenesey	Director	November 13, 2020

/s/ Jorge Paulo Lemann Jorge Paulo Lemann	Director	November 13, 2020

/s/ Susan R. Mulder Susan R. Mulder	Director	November 13, 2020

/s/ John C. Pope John C. Pope	Director	November 13, 2020

/s/ Elio Leoni Sceti Elio Leoni Sceti	Director	November 13, 2020

/s/ Alexandre Van Damme Alexandre Van Damme	Director	November 13, 2020

/s/ George Zoghbi George Zoghbi	Director	November 13, 2020